UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2022

BlackLine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BL	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2023, the Board of Directors (the “Board”) of BlackLine, Inc. (the “Company”) appointed Brunilda Rios and Amit Yoran to serve as members of the Board, effective immediately. Ms. Rios will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2025, and Mr. Yoran will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2024. Ms. Rios will join the Audit Committee of the Board (the “Audit Committee”) and Mr. Yoran will join the Compensation Committee of the Board (the “Compensation Committee”).

Ms. Rios has served as Chief Accounting Officer (CAO) of Dell Technologies (“Dell”) since 2020. and since 2018, she has served as SVP of Global Revenue of Dell. She previously served as VP of Corporate Accounting at Dell from 2016 to 2018, during which time she helped oversee the merger of Dell and EMC Corporation. She has served in various finance and accounting roles at Dell since 2000. Ms. Rios holds a B.S. in Accounting and Finance from Universidad de Puerto Rico.

Mr. Yoran has served as CEO and Chairman of Tenable since 2017. Prior to Tenable, Mr. Yoran served as President of RSA Security from 2014 to 2016 and SVP, Product from 2011 to 2014. He joined RSA Security through its acquisition of NetWitness, a network forensics company he founded and led as CEO from 2006 to 2011. Prior to NetWitness, Mr. Yoran served as founding director of the United States Computer Emergency Readiness Team (US-CERT) program in the U.S. Department of Homeland Security. Mr. Yoran holds a B.S. in Computer Science from the United States Military Academy at West Point and an M.S. in Computer Science from George Washington University.

In accordance with the Company’s amended and restated Outside Director Compensation Policy, Ms. Rios and Mr. Yoran are entitled to cash and equity compensation for service on the Board and its committees. Pursuant to the Outside Director Compensation Policy, Ms. Rios is entitled to $40,000 in annual cash compensation for service on the Board and $10,000 in annual cash compensation for service on the Audit Committee, and Mr. Yoran is entitled to $40,000 in annual cash compensation for service on the Board and $7,500 in annual cash compensation for service on the Compensation Committee. Ms. Rios and Mr. Yoran will also receive an initial equity award with a grant date value of $185,000 multiplied by a fraction, (1) the numerator of which is (x) 12 minus (y) the number of full months between the date of the last annual meeting of our stockholders and the date the individual becomes a member of the Board and (2) the denominator of which is 12 (rounded to the nearest whole share). Ms. Rios and Mr. Yoran will also enter into BlackLine’s standard form of indemnification agreement, which has been previously filed with the Securities and Exchange Commission.

There are no family relationships between Ms. Rios and any director or executive officer of the Company, and there are no family relationships between Mr. Yoran and any director or executive officer of the Company. Neither Ms. Rios nor Mr. Yoran has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, effective January 1, 2023, Therese Tucker transitioned from her role as executive chair of the Company’s Board, and Owen Ryan, who had been serving as lead independent director of the Board, assumed the role of chair of the Board. Ms. Tucker will continue to serve as a member of the Board and as an employee of the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued by BlackLine, Inc. dated January 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackLine, Inc.

By:	/s/ Karole Morgan-Prager
Name:	Karole Morgan-Prager
Title:	Chief Legal and Administrative Officer

Date: January 3, 2023